Exhibit 23.2

CONSENT OF CONFLUENCE WATER RESOURCES LLC

To:	U.S. Securities and Exchange Commission

Board of Directors of 5E Advanced Materials, Inc.

Re:	Current Report on Form 8-K of 5E Advanced Materials, Inc. dated May 11, 2023 (“8-K”)

Confluence Water Resources, LLC (“CWR”), in connection with the 8-K consents to:

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the public filing by the Company and use of the technical report titled Initial Assessment Report (Update) (the “Initial Assessment Update”), with an effective date of May 11, 2023, dated May 11, 2023 and that was prepared in accordance with Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission, as an exhibit to and referenced in the 8-K and related earnings release and its incorporation into the Company’s Form S-1 registration statement (File No. 333-267803) and the Company’s Form S-8 registration statement (File No. 333-264136) (the “Registration Statements”) ;

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the use of and references to our name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission), in connection with the 8-K and the Registration Statements; and

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any extracts from or a summary of the Initial Assessment Update in the Registration Statement and the use of any information derived, summarized, quoted or references from the Initial Assessment, or portions thereof, that was prepared by us, that we supervised the preparation of and/or that was reviewed and approved by us, that is included in the 8-K, the earnings release, other related Company disclosures and the Registration Statements and any amendments or supplements thereto.

CWR is responsible for authoring, and this consent pertains to, the Initial Assessment Update limited to those sections of the report identified on page 2 thereof. CWR certifies that it has read the 8-K and related documents, and that it both fairly and accurately represents the information in the update to the Initial Assessment.

Dated: May 11, 2023

By:	/s/ Mathew Banta
Name:	Mathew Banta, PH
Title:	Principal, Confluence Water Resources LLC